UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 10, 2022
COLONY BANKCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Georgia	000-12436	58-1492391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
115 South Grant Street, Fitzgerald, Georgia 31750
(Address of Principal Executive Offices) (Zip Code)
(229) 426-6000
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	CBAN	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
On February 8, 2022, Colony Bankcorp, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Hovde Group, LLC, as representative of the several underwriters listed in Schedule A thereto (collectively, the “Underwriters”), to issue and sell 3,346,509 shares of the Company’s common stock, $1.00 par value per share (“Common Stock”), in an underwritten public offering (the “Offering”) at a public offering price of $16.50 per share. As part of the Offering, the Company granted the Underwriter a 30-day option to purchase up to an additional 501,976 shares of Common Stock at the public offering price less the underwriting discount (the “Option”). The Underwriter elected to exercise the Option in full on February 8, 2022. The Offering of an aggregate of 3,848,485 shares was completed on February 10, 2022, pursuant to the terms of the Underwriting Agreement. The net proceeds to the Company from the Offering, after underwriting discounts and estimated expenses, and including the Underwriter’s exercise of the Option, were approximately $59.3 million.
The Underwriting Agreement contains customary representations, warranties and agreements of the Company and its wholly-owned subsidiary Colony Bank, a Georgia state-chartered bank, customary conditions to closing, obligations of the parties and termination provisions. The foregoing description is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.
Pursuant to the Underwriting Agreement, directors and certain executive officers of the Company entered into agreements in substantially the form included as an exhibit to the Underwriting Agreement providing for a 90-day “lock-up” period with respect to sales of specified securities, subject to certain exceptions.
Alston & Bird LLP, counsel to the Company, has issued an opinion to the Company with respect to the validity of the Common Stock to be issued and sold in the offering, a copy of which is filed as Exhibit 5.1 to this Current Report on Form 8-K.
The shares of Common Stock sold in the Offering were registered under the Securities Act of 1933, as amended, pursuant to an effective shelf registration statement on Form S-3 (Registration No. 333-260498) filed on October 26, 2021, and declared effective on November 5, 2021. The offer and sale of the shares of Common Stock in the Offering are described in the Company’s prospectus constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated February 8, 2022.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated February 8, 2022, by and between the Company and Hovde Group, LLC, as the representative of the several underwriters listed in Schedule A thereto

5.1	Opinion of Alston & Bird LLP regarding the legality of the Common Stock

23.1	Consent of Alston & Bird LLP (included in Exhibit 5.1 filed herewith)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Colony Bankcorp, Inc.

Date: February 10, 2022

	By:	/s/ Tracie Youngblood
Tracie Youngblood Executive Vice-President and Chief Financial Officer
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